Kaiser Federal Financial Group, Inc.
1359 N. Grand Avenue
Covina, California 91724-1016

For Additional Information Contact:
K. M.  Hoveland, President/CEO
Dustin Luton, Chief Financial Officer
(626) 339-9663

KAISER FEDERAL FINANCIAL GROUP, INC. DECLARES QUARTERLY DIVIDEND

    Covina, California – November 24, 2010 – Kaiser Federal Financial Group, Inc. (NASDAQ: KFFG) announced today that on November 23, 2010 its Board of Directors declared a quarterly cash dividend of $0.05 per share on its common stock. The dividend will be paid on December 20, 2010 to the shareholders of record as of the close of business on December 6, 2010.

    Kaiser Federal Financial Group, Inc. is the parent corporation for Kaiser Federal Bank, a federally chartered savings bank headquartered in Covina, California.  The Bank operates three full service branches and six financial service centers in California, as well as a statewide network of 57 ATMs.

    Kaiser Federal Financial Group, Inc. stock trades on NASDAQ under the KFFG symbol.  For additional information, visit www.kffg.com or www.kaiserfederal.com.